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                                                                       EXHIBIT 5

                                  [LETTERHEAD]









                               September 16, 1998



The Board of Directors
Urban Shopping Centers, Inc.
900 North Michigan Avenue, Suite 1500
Chicago, Illinois 60611

Ladies and Gentlemen:

        We have acted as special counsel to Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), in connection with the registration of 2,999,400 shares of its Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and the 2,999,400 shares of common stock, par value $0.01 per share (the "Common Stock"), into which the Series A Preferred Stock is convertible, as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

        As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company's Charter and Bylaws, resolutions of the Company's Board of Directors and such Company records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

        (1) the Series A Preferred Stock has been duly authorized and legally issued and is fully paid and nonassessable; and





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The Board of Directors
Urban Shopping Centers, Inc.
September 16, 1998
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        (2) the Common Stock has been duly authorized and, when the Common Stock is issued upon conversion of the Series A Preferred Stock in accordance with the terms of the Company's Charter, the Common Stock will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

        We express no opinion as to matters under or involving any laws other than the laws of the State of Illinois and the Federal laws of the United States of America.

                                                 Very truly yours,

                                                 /s/ Mayer, Brown & Platt

                                                 MAYER, BROWN & PLATT